UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 5, 2009

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Penn Virginia GP Holdings, L.P. (“PVG”) owns 100% of the membership interests of Penn Virginia Resource GP, LLC, the general partner (the “PVR GP”) of Penn Virginia Resource Partners, L. P. (the “Partnership”), and, accordingly, PVG appoints all of the members of the board of directors of the PVR GP (the “PVR GP Board”).

The Board of Directors of PVG GP, LLC, the general partner of PVG, has elected Thomas W. Hofmann to the PVR GP Board effective May 5, 2009. In addition, Mr. Hofmann was appointed to the Audit Committee of the PVR GP Board, the Compensation and Benefits Committee of the PVR GP Board and the Conflicts Committee of the PVR GP Board.

A copy of the Partnership’s press release announcing Mr. Hofmann’s election is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Penn Virginia Resource Partners, L.P. press release dated May 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2009

Penn Virginia Resource Partners, L.P.
By:	Penn Virginia Resource GP, LLC,
its general partner

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Vice President, Chief Administrative Officer and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Penn Virginia Resource Partners, L.P. press release dated May 7, 2009.